Exhibit 14

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights and Fund Performance" and "Experts" in the Combined Prospectus/Proxy Statement of the AmSouth Equity Income Fund, the AmSouth Limited Term U.S. Government Fund and the AmSouth Limited Term Tennessee Tax-Exempt Fund included in Form N-14 and to the use of our report dated September 13, 2001, incorporated by reference therein.



                                                 /s/ ERNST & YOUNG LLP
                                                 ---------------------
                                                 ERNST & YOUNG LLP


Columbus, Ohio
June 24, 2002